EXHIBIT 32

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), Bryan Livingston, President and Chief Executive Officer and James Leonetti, Vice President, Chief Financial Officer of BakerCorp International, Inc. (the “Company”), each certifies with respect to the Quarterly Report of the Company of Form 10-Q for the period ended July 31, 2012 (the “Report”) that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

September 13, 2012	/s/ Bryan Livingston
Bryan Livingston
President and Chief Executive Officer

September 13, 2012	/s/ James Leonetti
James Leonetti
Vice President, Chief Financial Officer